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                                                                     EXHIBIT 4.1

                  THIS STOCK PURCHASE WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THIS WARRANT IS ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN
                  SECTION 6 HEREOF.

                           WARRANT TO PURCHASE SHARES
                       OF COMMON STOCK, $.01 PAR VALUE, OF
                              COMPUWARE CORPORATION

November 16, 2001


         THIS STOCK PURCHASE WARRANT ("Warrant") CERTIFIES THAT, for value received, subject to the provisions hereinafter set forth, Heidtman Steel, Inc. (the "Holder") is entitled to purchase from Compuware Corporation, a Michigan corporation, and its successors and assigns (the "Company") up to 1,000,000 shares (the "Warrant Shares") of common stock of the Company, $.01 par value (the "Common Stock"), at the price of $10.51 per share (the "Per Share Warrant Price"). This Warrant may be exercised at any time after the date hereof and until the "Expiration Date," which shall be the earlier of the close of business on (1) the third anniversary of the date hereof and (2) the fifth business day following the Trigger Date. The "Trigger Date" shall be the first day hereafter on which the average of the last sale price per share of the Common Stock on the Nasdaq Stock Market for the five trading days on which the Common Stock was traded immediately preceding such day exceeds $20.00 (the "Cap Price"). This Warrant is subject to the provisions and adjustments, and exercise hereof will be made on the terms and conditions, hereinafter set forth. The Per Share Warrant Price, when multiplied by the number of shares purchasable hereunder shall be referred to as the "Aggregate Warrant Price." The number of shares purchasable hereunder, the Per Share Warrant Price and the Cap Price are subject to adjustment, as hereinafter provided.

         The following is a statement of the rights of the Holder of this Warrant and the terms and conditions to which this Warrant is subject, to which terms the Holder hereof, by acceptance of this Warrant, assents.





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1.  EXERCISE OF WARRANT

         (a) Subject to the conditions set forth herein, this Warrant may be exercised in whole (but not in part) at any time by the Holder hereof by the surrender of this Warrant at the principal office of the Company on or before the Expiration Date and upon payment to the Company of the Aggregate Warrant Price. Such payment shall be made by the Holder in the form of (i) a money order or a certified or cashier's check, (ii) a wire transfer of immediately available funds to an account designated by the Company, which designation shall be communicated by the Company to Holder promptly upon any such request, or (iii) a cashless exercise in the manner provided in Section 1(b).

         (b) The Holder may exercise the Warrant by the surrender of this Warrant at the principal office of the Company on or before the Expiration Date together with a written notice of cashless exercise, in which event the Company shall issue to the Holder the number of shares of Common Stock determined as follows:

          X = (Y x (A-B))/A

          where:

          X = the number of shares of Common Stock to be issued to the Holder;

          Y = the number of shares of Common Stock with respect to which this Warrant is being exercised;

          A = the average of the high and low trading prices per share of the Common Stock on the Nasdaq Stock Market for the five trading days immediately preceding (but not including) the date of exercise.

          B = the Per Share Warrant Price (as adjusted to the date of such calculation).

         (c) The Company shall keep a warrant registry book of the names of all the holders of its registered warrants (including the Holder) and their registered assigns.

         (d) The exercise of the Warrant shall be accomplished in the following manner:

                  (i) Surrender of this Warrant for exercise may be made by any officer of Holder, any attorney representing Holder or any other designated representative of Holder. Surrender shall be made by any of the means provided, and at the address specified, in Section 9(d).

                  (ii) The Warrant shall be accompanied by a written statement that the Holder is surrendering the Warrant for exercise and the method by which payment of the Aggregate Warrant Price is being made. The written statement shall be signed by any officer of Holder, any attorney representing Holder or any other




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         designated representative of Holder. If payment is being made by money order or certified or cashier's check, payment shall accompany the Warrant and written statement. If payment is made by wire transfer, such wire transfer shall be made as soon as practicable following the delivery of the Warrant and notice of exercise. Notwithstanding any other provision in this Warrant to the contrary, this Warrant shall not be deemed exercised until payment of the Aggregate Warrant Price has been received by the Company in one of the forms specified in Section 1(a).

                  (iii) The Company shall not be required to make inquiry into the authorization of any person executing such statement or purporting to surrender this Warrant for exercise on behalf of Holder, and shall be entitled to treat any such person as the duly authorized representative of Holder unless the Company has actual knowledge that such person is not so authorized.

2.  ADJUSTMENTS

         (a) In the event the Company shall (i) pay a dividend to the holders of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, then (A) the number of Warrant Shares shall be adjusted so that the Holder shall thereafter be entitled to receive upon the exercise of this Warrant the number of shares of Common Stock which it would have owned immediately after such event had the number of Warrant Shares in effect immediately prior to the occurrence of such event been owned on the record date for such event and (B) the Per Share Warrant Price and the Cap Price shall be adjusted to that price determined by multiplying the Per Share Warrant Price or the Cap Price, as the case may be, in effect immediately prior to such event by a fraction (x) the numerator of which is the total number of outstanding shares of Common Stock immediately prior to such event, and (y) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event. Such adjustment shall become effective immediately after the opening of business on the day following such record date or the day upon which such subdivision, combination or reclassification becomes effective.

         (b) In the event the Company shall (i) issue by reclassification of its Common Stock any shares of the Company of any class or series, (ii) merge or consolidate with or into another entity (other than a merger in which the Company is the surviving entity and which does not result in any reclassification of the outstanding shares of Common Stock), (iii) sell or otherwise convey to another entity all or substantially all of the assets of the Company followed by the distribution of the proceeds thereof to the shareholders of the Company, or (iv) engage in a share exchange involving all or substantially all of the stock of the Company, then the Holder shall thereafter be entitled to receive upon the exercise of this Warrant, instead of the Warrant Shares, the consideration which he would have owned immediately after such event had the Warrant been exercised immediately prior to the occurrence of such event.



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         (c) No adjustment shall be required unless such adjustment would require an increase or decrease of at least one-tenth of a share in the number of Warrant Shares or at least one-tenth of a cent in the Per Share Warrant Price; provided, however, that any adjustment which by reason hereof is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (d) No fractional shares of Common Stock shall be issued upon exercise of this Warrant. The number of shares issued shall instead be rounded down to the nearest whole share and any fractional share disregarded.

         (e) The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 2.

         (f) Whenever the Per Share Warrant Price, the Cap Price or the number of Warrant Shares shall be adjusted pursuant to the provisions hereof, the Company shall within 30 days of such adjustment deliver a certificate signed by its chief financial officer to the Holder hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Per Share Warrant Price, Cap Price and number of Warrant Shares after giving effect to such adjustment. The form of this Warrant need not be changed because of any of the foregoing adjustments and this Warrant shall continue to be exercisable after any such adjustment on the terms and conditions set forth herein, as so adjusted.

3.  FULLY PAID STOCK

         The Company agrees that the Warrant Shares delivered upon exercise of this Warrant as herein provided shall, at the time of such delivery, be fully paid and non-assessable, and free from all liens and charges with respect to the purchase thereof. During the period within which this Warrant may be exercised, the Company will at all times have authorized, and hold in reserve for issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

4.  CLOSING OF TRANSFER BOOKS

         The right to exercise this Warrant shall not be suspended during any period while the stock transfer books of the Company for its Common Stock may be closed. The Company shall not be required, however, to deliver certificates of its Common Stock upon the exercise of this Warrant while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.




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5.  LOST OR STOLEN WARRANTS

         In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant of like date, tenor, and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or in lieu of the lost, stolen or destroyed Warrant, upon an indemnity agreement or bond reasonably satisfactory to the Company.

6.  ASSIGNMENT

         Except as provided in the next sentence, this Warrant is not assignable or transferable and any such attempted assignment or transfer shall be null and void. Notwithstanding the foregoing, this Warrant may be transferred to the person or entity owning at least a majority of each class of Holder's voting securities or to an entity a majority of the voting securities of which are owned by Holder. Except where written notice of a transfer made pursuant to the second sentence of this Section 6 has been given in accordance with Section 9(d), the Company may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

7.  SECURITIES MATTERS

         (a) Neither this Warrant nor the Warrant Shares have been registered under the Securities Act of 1933 (the "Act"), as amended, or any applicable "Blue Sky" laws. By acceptance of this Warrant, the Holder represents and warrants to the Company that Holder (i) is receiving this Warrant and, upon exercise, is acquiring the Warrant Shares for Holder's own account and not on behalf of others, and is not taking this Warrant or any of the Warrant Shares with a view to the "distribution" thereof (as that term is defined in the Act and the rules and regulations of the Securities and Exchange Commission thereunder) and (ii) will not offer, distribute, sell, transfer or otherwise dispose of this Warrant or the Warrant Shares except pursuant to (A) an effective registration statement under the Act and any applicable Blue Sky laws with respect thereto, or (B) an opinion addressed to the Company, which opinion and the counsel rendering it reasonably are deemed satisfactory to the Company, that such offering, distribution, sale, transfer or disposition is exempt from registration under the Act and any applicable Blue Sky laws. Each and every certificate representing Warrant Shares to be delivered upon exercise of this Warrant shall bear the following legend:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE




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         SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY
         THAT SUCH REGISTRATION IS NOT REQUIRED.

         (b) Anything to the contrary herein notwithstanding, the Company's obligation to sell and deliver Common Stock pursuant to the exercise of this Warrant is subject to its receipt of satisfactory assurance that the issuance of such shares shall not violate any of the provisions of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. No shares shall be issued until counsel for the Company has determined that the Company has complied with all requirements under appropriate securities laws.

8.  NO RIGHTS AS SHAREHOLDER

         Nothing contained in this Warrant shall be construed as conferring upon the Holder any rights as a shareholder of the Company. Holder shall have rights as a shareholder only to the extent the Holder owns shares following exercise of this Warrant.

9. MISCELLANEOUS

         (a) All covenants and agreements of the Company in this Warrant shall be binding upon the Company's successors and assigns.

         (b) This Warrant shall be construed and enforced in accordance with the laws of the State of Michigan without regard to choice of law principles that would compel the application of the law of any other jurisdiction.

         (c) This Warrant may be amended, except as provided in Section 2, only with the written consent of the Company and the Holder.

         (d) Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person or sent by United States mail, by registered mail, postage prepaid, or by courier or express delivery service (including, without limitation, Federal Express and UPS), and if to the Holder, addressed to the Holder at Heidtman Steel, 2401 Front St., Toledo, OH 43605-1109, Attention: Mark Ridenour, with a copy to John
M. Carey, Esq., Watkins, Bates & Carey, National City Bank Building, 405 Madison Avenue, Suite 1900, Toledo, OH 43604-1207, and if to the Company, addressed to it at 31440 Northwestern Highway, Farmington Hills, MI 48334-2564, Attention:
General Counsel, or to such other address or attention as shall be furnished in writing by the Company or the Holder. Any such notice or other communication shall be deemed to have been given as of the date received.

         (e) The Company will pay when due and payable any and all federal and state taxes which may be payable by the Company in respect of the issue of this Warrant, or any Common Stock or certificates therefor upon the exercise of this Warrant, pursuant to the provisions thereof. The Company shall not, however, be required to pay any tax


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which may be payable in respect of any attempted transfer, in whole or in part, of this Warrant (including the issuance of new Warrants in connection therewith) or the delivery of stock certificates in a name other than that of the Holder presented for exercise, and any such tax shall be paid by the Holder at the time of presentation.

         IN WITNESS WHEREOF, the undersigned has caused this Warrant to be signed by a duly authorized officer and this Warrant to be dated the date set forth above.

COMPUWARE CORPORATION                            ACCEPTED AND AGREED:


By:  /s/ Thomas Costello Jr.                     HEIDTMAN STEEL, INC.
    ---------------------------

Its: Vice President, Secretary
     --------------------------                  By:  /s/ John Bates
     and General Counsel                             ---------------------------

                                                 Its: President
                                                      --------------------------